UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2018

FibroGen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36740	77-0357827
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

FibroGen, Inc.

409 Illinois Street

San Francisco, CA 94158

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 978-1200

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2018 annual meeting of stockholders of Fibrogen, Inc. (the “Company”) held on June 5, 2018, the stockholders voted on the three proposals listed below. The proposals are described in detail in the Company’s definitive proxy statement for the 2018 annual meeting, filed with the Securities and Exchange Commission on April 24, 2018. The results of the matters voted upon at the meeting were:

(1)

All of the Class I nominees of the Board were elected to hold office until the Company’s 2021 annual meeting of stockholders. The nominees were: (i) Thomas B. Neff: 51,023,306 shares of Common Stock voted for, 525,607 withheld, and 15,527,228 broker non-votes; (ii) Jeffrey W. Henderson: 47,887,779 shares of Common Stock voted for, 3,661,134 withheld, and 15,527,228 broker non-votes; and (iii) James A. Schoeneck: 50,889,987 shares of Common Stock voted for, 658,926 withheld, and 15,527,228 broker non-votes.

The term of office of Class II directors Jeffrey L. Edwards, Rory B. Riggs, Roberto Pedro Rosenkranz, Ph.D., M.B.A., and Jorma Routti, Ph.D. continues until the Company’s 2019 annual meeting of stockholders. The term of office of Class III directors Thomas F. Kearns Jr., Kalevi Kurkijärvi, Ph.D., Gerald Lema, and Toshinari Tamura, Ph.D. continues until the Company’s 2020 annual meeting of stockholders.

(2)

The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the 2018 definitive proxy statement: 50,743,610 shares of Common Stock voted for, 688,607 against, and 116,696 abstaining.

(3)

The stockholders ratified the selection by the Audit Committee of the Board of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2018: 66,801,068 shares of Common Stock voted for, 216,224 against, and 58,849 abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBROGEN, INC.

Dated: June 6, 2018

	By:	/s/ Michael Lowenstein
Michael Lowenstein
Chief Legal Officer